                       Securities and Exchange Commission
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. __)

                          Filed by the Registrant [X]
                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]      Preliminary Proxy Statement
[ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to section 240.14a-11(c) or section
         240.14a-12

                               ALLIED Group, Inc.
                (Name of Registrant as Specified In Its Charter)


      (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  $125 per Exchange Act Rules 0-ll(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2)of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:


[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)  Amount Previously Paid:

     2)  Form, Schedule or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                                                     ALLIED Group, Inc.
                                                     701 Fifth Avenue
                                                     Des Moines, Iowa 50391-2000





March 29, 1995







Dear Stockholder:

     We invite you to attend the Annual Meeting of Stockholders, which will be held at 9:00 a.m., CDT, on Tuesday, May 9, 1995 at ALLIED Group, Inc.'s offices at 701 Fifth Avenue, Des Moines, Iowa. The matters expected to be acted on at the meeting are described in detail in the attached Notice of the Annual Meeting and the Proxy Statement.

     At this year's meeting, I will review the Company's results of operations for 1994 and our plans for 1995 and beyond. Members of the Board of Directors, officers of the Company, and representatives of our independent auditors, KPMG Peat Marwick LLP, will be available to answer your questions.

     If you will be unable to attend this meeting, I ask you to complete the enclosed proxy and return it promptly. A pre-addressed, postage-paid envelope is enclosed. You may withdraw your proxy in writing at any time prior to the meeting by delivering a new proxy. If your schedule changes, you may revoke your proxy and vote your shares in person at the meeting.

John E. Evans



Chairman of the Board

                               ALLIED GROUP, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS








To the Stockholders of ALLIED Group, Inc.:

     The Annual Meeting of Stockholders of ALLIED Group, Inc. will be held Tuesday, May 9, 1995, beginning at 9:00 a.m., CDT, at the Company's offices at 701 Fifth Avenue, Des Moines, Iowa for the following purposes, all as set forth in the accompanying Proxy Statement:

     1.   The election of three directors to serve for a three-year period until
          the  1998  Annual  Meeting  of   Stockholders  as  set  forth  in  the
          accompanying Proxy Statement.

     2. To act upon such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the 2nd day of March, 1995, as the date of record for determination of stockholders entitled to notice of and to vote at the meeting and any adjournment thereof.

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE ENCOURAGED TO SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IMMEDIATELY. AN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR THIS PURPOSE. YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON SHOULD YOU ATTEND THE MEETING.

                                              By order of the Board of Directors
                                                        George T. Oleson
                                                                       Secretary


701 Fifth Avenue
Des Moines, Iowa 50391-2000
March 29, 1995

                               ALLIED GROUP, INC.
                                701 Fifth Avenue
                          Des Moines, Iowa 50391-2000

                                PROXY STATEMENT
                      1995 Annual Meeting of Stockholders
                                  May 9, 1995


                              GENERAL INFORMATION
     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of ALLIED Group, Inc. ("Company") of proxies from the holders of the Company's stock for use at the Annual Meeting of Stockholders ("Annual Meeting") to be held on May 9, 1995, and at any adjournment thereof. Proxy cards properly executed and received by the Company prior to the time of the Annual Meeting will be voted as directed. A stockholder voting by means of a proxy card has the power to revoke it at any time before the Annual Meeting by giving written notice of the revocation thereof to the Secretary of the Company, by filing with the Secretary another later dated proxy, or by attending the meeting and voting in person. The Annual Report to Stockholders for the fiscal year ended December 31, 1994 is enclosed. This Proxy Statement and the accompanying form of proxy were first sent to stockholders on or about March 29, 1995.

                  VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

     Stockholders of record at the close of business on March 2, 1995, will be entitled to vote at the meeting. As of that date, the outstanding securities of the Company consisted of 9,056,256 shares of no par common stock ("Common
Stock"), 1,827,222 shares of no par 6-3/4% Series Preferred Stock ("6-3/4% Preferred"), and 2,379,308 shares of no par Series A ESOP Convertible Preferred Stock, 729,087 shares of no par Series B ESOP Convertible Preferred Stock, 9,247 shares of no par Series C ESOP Convertible Preferred Stock, and 12,976 shares of no par Series D ESOP Convertible Preferred Stock, (collectively, the "ESOP Preferred"). Each share of Common Stock is entitled to one vote on each matter submitted at the meeting. The 6-3/4% Preferred and ESOP Preferred are entitled to one and one-half votes for every share outstanding on each matter submitted at the meeting. The Common Stock, 6-3/4% Preferred, and ESOP Preferred (collectively, the "Stock") will vote together on all matters contained in this Proxy Statement as one class. A majority of the outstanding shares will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum. A proposal will be adopted or a director will be elected if the votes cast for the proposal or for the director equal a majority of the shares which are both represented at the meeting and entitled to vote on the subject matter. Abstentions are counted in tabulations of the votes cast on proposals presented to the stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

     As of March 2, 1995, the following are the only stockholders known to management who may be deemed to beneficially own more than 5% of any class of the Company's voting securities:

                             Name and Address                              Amount and Nature         Percent           Voting
  Title of Class            of Beneficial Owner                        of Beneficial Ownership       of Class        Percentage
Preferred Stock

  ESOP Preferred          State Street Bank and                          3,130,618 shares (1)         63.1%             28.5%
                          Trust Company, Trustee
                          of The ALLIED Group
                          Employee Stock
                          Ownership Trust
                          200 Newport Avenue
                          North Quincy, MA  02171

  6-3/4% Preferred        ALLIED Mutual                                  1,827,222 shares (3)         36.9%             16.6% (4)
                          Insurance Company (2)
                          701 Fifth Avenue
                          Des Moines, IA  50391-2000

Common Stock              Franklin Resources, Inc.                         580,950 shares (5)          6.4%              3.5%
                          777 Mariners Island Blvd.
                          San Mateo, CA  94401

                          Quest Advisory Corp.                             567,700 shares (6)          6.3%              3.4%
                          1414 Avenue of the Americas
                          New York, NY  10019

                          The Putnam Advisory Company, Inc.                487,050 shares (7)          5.4%              3.0%
                          One Post Office Square
                          Boston, MA  02109

1) Shares reported as owned by the ESOP Trustee are also reported as beneficially owned by the executive officers. Allocated shares are voted by the ESOP Trustee in accordance with the direction of the ESOP participants.

     Generally, unallocated shares and allocated shares as to which no direction is made by the participants are voted by the ESOP Trustee in the same percentage as the allocated shares as to which directions are received by the ESOP Trustee.
(2) The Company and ALLIED Mutual Insurance Company ("ALLIED Mutual") are parties to a Stock Rights Agreement which expires in 2005. Under the Stock Rights Agreement, ALLIED Mutual is entitled to nominate and the Company is required to use its best efforts to cause the election or retention of a number of members of the Company's Board of Directors in proportion to ALLIED Mutual's percentage ownership of the total number of shares of the Company's voting stock outstanding at the time of nomination. In addition, the Company is required to elect to its Executive Committee at least one Company director who has been nominated by ALLIED Mutual but who is not an officer or employee of ALLIED Mutual, and the Company must limit the number of directors serving on the Executive Committee to five at any time. The Stock Rights Agreement restricts the ability of ALLIED Mutual to grant proxies to other than affiliated individuals and to solicit other stockholders of the Company. ALLIED Mutual also is prohibited from initiating or accepting a tender offer for shares of the Common Stock except under certain conditions. The Company has a right of first refusal with respect to any sale by ALLIED Mutual of the Common Stock, subject to certain exceptions, including a distribution of such stock to the public in a registered public offering or an offering pursuant to Rule 144. ALLIED Mutual has incidental registration rights and three demand registration rights with respect to the 6-3/4% Preferred and Common Stock owned by ALLIED Mutual. For a further description of the relationship between ALLIED Mutual and the Company, see "Certain Transactions and Relationships."
(3)  The  6-3/4%  Preferred  is  voting  stock  so long as it is held by  ALLIED
     Mutual.
(4) Includes 294,738 shares of Common Stock with respect to which ALLIED Mutual has voting and investment power pursuant to the ALLIED Mutual Insurance Company Excess Benefit Plan Trust.
(5)  Franklin  Resources,  Inc.  filed a Schedule  13G with the  Securities  and
     Exchange Commission ("SEC") as of February 6, 1995 indicating the sole power to vote 565,200 shares and the shared power to dispose of 580,950 shares of Common Stock as of December 31, 1994. Franklin Resources, Inc. made the filing as if all shares owned by its subsidiaries and investment companies advised by such subsidiaries were beneficially owned by Franklin Resources, Inc. with respect to the exercise of investment discretion.
(6) Quest Advisory Corp. ("Quest") filed a Schedule 13G with the SEC as of February 19, 1995, indicating sole voting and dispositive power for 567,700 shares beneficially owned as of December 31, 1994. Quest Management Company ("QMC") also filed a Schedule 13G with the SEC as of February 19, 1995, indicating sole voting and dispositive power for 19,150 shares beneficially owned as of December 31, 1994. As members of a group with Quest and QMC, Charles M. Royce also filed a Schedule 13G with the SEC (since Mr. Royce may be deemed to be a controlling person of Quest and QMC) but disclaimed beneficial ownership of such shares held by Quest and QMC.
(7) The Putnam Advisory Company, Inc. ("PAC") filed a Schedule 13G with the SEC as of January 30, 1995 indicating beneficial ownership of 487,050 shares of Common Stock as of December 31, 1994, of which PAC had the shared power to vote 149,400 shares and the shared power to dispose of 487,050 shares. Putnam Investments, Inc. ("PI") (wholly owns PAC) and Marsh & McLennan Companies, Inc. (wholly owns PI) also have beneficial ownership of the 487,050 shares but disclaim such beneficial ownership.

                        DIRECTORS AND EXECUTIVE OFFICERS

     The Company presently has nine directors. The Company's bylaws provide for a Board of Directors of not less than five nor more than thirteen members. The exact number of directors within such limits is fixed by the Board of Directors. The Board has set the current number of directors at nine. The terms of the Board members are staggered with each member serving a three-year term. Executive officers of the Company are elected annually by the Board of Directors of the Company, and in some cases, by a subsidiary of the Company. Several persons whose activities are significant to the business of the Company are executive officers of the Company's subsidiaries. The Company's direct and indirect subsidiaries are AMCO Insurance Company ("AMCO"), ALLIED Property and Casualty Insurance Company ("ALLIED Property and Casualty"), Depositors Insurance Company ("Depositors"), Western Heritage Insurance Company ("Western Heritage"), ALLIED Group Information Systems, Inc. ("AGIS"), ALLIED Group Mortgage Company ("ALLIED Mortgage"), ALLIED Group Leasing Corporation, ALLIED General Agency Company, The Freedom Group, Inc., and Midwest Printing Services, Ltd.


               ITEM NO. 1--ELECTION OF THREE DIRECTORS UNTIL 1998

Three nominees for a three-year term ending 1998

     At the 1995 Annual Meeting, the stockholders will elect three members of the Board of Directors to serve until the 1998 Annual Meeting. Proxies received by management in response to this solicitation will be voted for the election of the three nominees listed below, unless otherwise instructed on the proxy card. These nominees presently serve as members of the Board of Directors of the Company. The nominees were selected for nomination by the Board. If you do not wish your shares to be voted for a particular nominee, please so indicate as provided on the proxy card.

     James W. Callison, age 68, has been a Director of the Company since 1974 and a member of the Board of Directors of ALLIED Mutual since 1972. He is also a member of the Board of Directors of AMCO, ALLIED Property and Casualty, Depositors, and ALLIED Life Financial Corporation. Mr. Callison has been employed by Midwest Wheel Companies since 1948, serving as President since 1970.

     Richard O. Jacobson, age 58, has been a Director of the Company since 1994. He has been President and Chief Executive Officer of Jacobson Warehouse Company since 1968. Mr. Jacobson is a member of the Board of Directors of Advanced Oxygen Technologies, Inc., AlaTenn Resources, Inc., FelCor Suite Hotels, Inc., Firstar Corporation of Iowa, and Heartland Express, Inc.

     John P. Taylor, age 48, has been a Director of the Company since 1992. He is Chairman and Chief Executive Officer of Taylor Ball (formerly known as Ringland-Johnson-Crowley Co.), having been employed there since 1972. Taylor Ball is a general contractor in the business of commercial construction and construction management. Mr. Taylor is a member of the Board of Directors of West Des Moines State Bank and Casey's General Store.

Required Stockholder Vote

     The affirmative vote of the holders of at least a majority of the shares of Stock of the Company represented at the Annual Meeting is required for approval of this proposal.

The Board of Directors of the Company recommends a vote FOR these nominees.

Current directors whose terms expire in 1996

     John E. Evans, age 67, is Chairman of the Board and a Director of the Company. Mr. Evans served as President of the Company from 1974 to 1994 and has served continuously as Chairman of the Board since 1975. He has been a Director of the Company since 1972 and has served as a director of ALLIED Mutual since 1961. Mr. Evans also serves on the Boards of Directors of other affiliates of the Company, including ALLIED Life Financial Corporation. Mr. Evans is a brother of Harold S. Evans, a Director of the Company. Pursuant to the Stock Rights Agreement, Mr. Evans was nominated by ALLIED Mutual to serve as a Director of the Company.

     William E. Timmons, age 70, has been a Director of the Company since 1993. Mr. Timmons is a senior partner at Patterson, Lorentzen, Duffield, Timmons, Irish, Becker & Ordway, a law firm in Des Moines, Iowa, having been with the firm since 1967. Mr. Timmons served as General Counsel to the Iowa Insurance Institute for 25 years and was Insurance Commissioner of Iowa from 1959 to 1967. From 1964 to 1965, he was President of the National Association of Insurance Commissioners ("NAIC"). Mr. Timmons is a member of the Board of Regents of Loras College in Dubuque, Iowa and is a member of the Board of Directors of Ag Hail Insurance Company, Iowa Liquid Asset Mutual Fund, and Iowa Liquid Asset Tax Free Mutual Fund.

     Donald S. Willis, age 67, has been a Director of the Company since 1974. He is also a member of the Board of Directors of AMCO, ALLIED Property and Casualty, and Depositors. Since 1962, Mr. Willis has been President of Willis & Moore, Inc., a general insurance agency, having been employed there since 1948.

Current directors whose terms expire in 1997

     Harold S. Carpenter, age 61, has been a Director of the Company since 1974 and is a member of the Board of Directors of AMCO, ALLIED Property and Casualty, and Depositors. Mr. Carpenter has been Chairman of the Board and President of George A. Rolfes Co., a privately-held manufacturer of agricultural equipment, since 1970. He also serves as Chairman of the Board and President of Superior Gas and Chemical, Inc.

     Charles I. Colby, age 67, has been a Director of the Company since 1993. Mr. Colby had been a Director of ALLIED Mutual from 1971 to 1993. Since 1984, Mr. Colby has been Chairman of the Board of Colby Properties, which is in the business of real estate development. Mr. Colby is a member of the Board of Directors of West Des Moines State Bank.

     Harold S. Evans, age 62, has been a Director of the Company since 1974 and of ALLIED Mutual since 1965. Mr. Evans also serves on the Board of Directors of AMCO, ALLIED Property and Casualty, Depositors, and ALLIED Life Financial Corporation (a subsidiary of ALLIED Mutual). He was employed by Aluminum Company of America beginning in 1955, serving as Group Vice President-International until his retirement in 1989. Mr. Evans is a brother of John E. Evans, Chairman of the Board and a Director of the Company.


Meetings and Committees of the Board of Directors

     During 1994, there were five meetings of the Board of Directors. All directors attended more than seventy-five percent of the aggregate committee and Board meetings during 1994.

     The Board has established Executive, Audit, Investment, Compensation, and Coordinating Committees. The Company does not have a standing nominating committee, and the functions that are normally performed by such a committee are carried out by the Executive Committee. The Executive Committee will consider nominees recommended by stockholders. Such recommendations for nominees for election at the 1996 Annual Meeting should be submitted in writing to the Executive Committee in care of the Secretary of the Company, 701 Fifth Avenue, Des Moines, Iowa 50391-2000, no later than November 30, 1995.

     The Executive Committee members are John E. Evans, James W. Callison, and Harold S. Evans. The Executive Committee has the authority, with certain exceptions, to exercise the powers of the full Board of Directors. The Board of Directors reviews and approves the minutes of all actions taken by the Executive Committee. The Executive Committee met nine times in 1994.

     The Audit Committee members in 1994 consisted of outside directors John P. Taylor and Donald S. Willis. The Committee selects and retains the Company's independent certified public accountants and approves the staffing and budgets of the Company's internal audit department. Both the internal auditors and the independent certified public accountants periodically meet with the Audit Committee and have access to the members of the Committee. The Audit Committee met three times in 1994. C. Fred Morgan, a member of the ALLIED Mutual Board of Directors, sits as a nonvoting representative of ALLIED Mutual on the Audit Committee.

     The Investment Committee is a committee authorized to direct and approve investment activities of the Company. The members of the Investment Committee are John E. Evans, Harold S. Evans, and James W. Callison. The Investment Committee met twelve times in 1994.

     The Compensation Committee of the Board has the authority to establish all compensation and benefits for all of the executive officers and employees of the Company and its subsidiaries. The members of the Compensation Committee, Harold
S. Evans, James W. Callison, and Charles I. Colby, met eight times in 1994.

     The Coordinating Committee is a committee responsible for matters involving actual or potential conflicts of interest, if and when they arise, between the Company, ALLIED Mutual, and ALLIED Life Financial Corporation. The Company's members, Donald S. Willis and Harold S. Carpenter, are outside directors of the Company who are not members of the Board of Directors of ALLIED Mutual or ALLIED Life Financial Corporation. The Coordinating Committee met one time in 1994.


Compensation of the Members of the Board of Directors and the Director Purchase Plan

     Directors who are not officers or employees of the Company received an annual retainer in 1994 of $20,000 plus expenses incurred in attending Board meetings. Directors were also paid $750 per Board meeting and $600 per committee meeting. Directors who are executive officers of the Company do not receive any fees in addition to their remuneration as officers. The annual retainer is split among the Company, ALLIED Mutual, and ALLIED Life Financial Corporation for James W. Callison and Harold S. Evans (both of whom are also directors of ALLIED Mutual and ALLIED Life Financial Corporation), and many of the meeting fees are also split for these two individuals in the event the companies have meetings on the same day. In addition, Donald S. Willis receives from the Company $600 per committee meeting for sitting as a Company representative and nonvoting member of the ALLIED Mutual Contributions Committee.

     The Company's directors who are not employees or officers of the Company may elect to receive all or a portion of their director fees in the form of Common Stock obtained under the ALLIED Group, Inc. Outside Director Stock Purchase Plan ("Director Purchase Plan"). Under the Director Purchase Plan, a participant may not purchase Common Stock with a fair market value of more than $25,000 per calendar year. The price per share paid to the Company is 100% of the fair market value of shares of Common Stock. The director fees that are withheld are applied to 85% of the price per share, with the remainder being paid proportionally by the Company, its subsidiaries, ALLIED Mutual, and/or the subsidiaries of ALLIED Mutual to whom the participant's director fees are allocated. A participant may not dispose of the Common Stock purchased under the Director Purchase Plan for a period of one year from the purchase date. An Administrative Committee composed of employee directors of the Company administers the Director Purchase Plan. During 1994, the following directors participated in the Director Purchase Plan purchasing the number of shares and receiving the dollar value of discount for all shares purchased as indicated:
Harold S. Carpenter, 1,006 shares, $3,747; Charles I. Colby, 997 shares, $3,749; Harold S. Evans, 1,002 shares, $3,750; Richard O. Jacobson, 720 shares, $2,646; John P. Taylor, 1,006 shares, $3,750; William E. Timmons, 348 shares, $1,295; and Donald S. Willis, 152 shares, $565.

     In December 1994, John E. Evans entered into a Consulting Agreement with the Company, ALLIED Mutual, and ALLIED Life Financial Corporation whereby Mr. Evans would perform certain consulting services for the companies. The Consulting Agreement became effective January 1, 1995 and terminates December 31, 1996, unless renewed annually thereafter by mutual agreement of the parties. Mr. Evans is to be paid an annual fee of $250,000 which is to be prorated among the Company, ALLIED Mutual, and ALLIED Life Financial Corporation. ALLIED Mutual agreed to nominate Mr. Evans for re-election to the Board of Directors of the Company in accordance with ALLIED Mutual's nomination rights under the Stock Rights Agreement between ALLIED Mutual and the Company.


Compensation Committee Interlocks and Insider Participation

         Harold S. Evans, a member of the Compensation Committee, is a brother of John E. Evans, Chairman and a Director of the Company.

Executive Officers

     The  following   are  the  executive   officers  of  the  Company  and  its
subsidiaries as of March 29, 1995.

     Douglas L. Andersen, age 54, has been President (Property-Casualty) of the Company since December 1994. Since 1993, Mr. Andersen has served as President of ALLIED Mutual, AMCO, ALLIED Property and Casualty, and Depositors. He had been Vice President of Marketing of such companies since 1981.

     Jamie H. Shaffer, age 51, has been President (Financial) of the Company since December 1994. Since 1978, Mr. Shaffer has served as Treasurer of the Company and ALLIED Mutual. He was elected Vice President of ALLIED Mutual in 1994 and serves as Treasurer and Vice President for AMCO, ALLIED Property and Casualty, and Depositors. Mr. Shaffer joined ALLIED Mutual in 1971.

     Bob O. Myers, age 53, has been a Vice President of the Company since 1983 and President of AGIS since 1986. In addition, he has served as Vice President of ALLIED Mutual since 1976. Mr. Myers serves in a similar capacity in each of AMCO, ALLIED Property and Casualty, and Depositors.

     Charles H. McDonald, age 56, has been Vice President of the Company since 1990 and was named Vice President of Communications in 1994 for ALLIED Mutual, AMCO, ALLIED Property and Casualty, and Depositors. He had been Vice President of Human Resources from 1979 to 1994. His employment in personnel and employee relations commenced with ALLIED Mutual in 1973.
     Marla J. Franklin, age 48, has been Vice President of the Company and Vice President of Human Resources of ALLIED Mutual, AMCO, ALLIED Property and Casualty, and Depositors since 1994. Previously, Ms. Franklin was Assistant Vice President of Human Resources having been with ALLIED since 1973.

     George T. Oleson, age 47, has been Secretary of the Company, ALLIED Mutual, AMCO, ALLIED Property and Casualty, and Depositors since 1993. Previously, Mr. Oleson was the Assistant Secretary of such companies since 1987 and Assistant Vice President of such companies since 1980. He also serves as Corporate Counsel for the Company and its affiliates.

     Stephen S. Rasmussen, age 42, has been Senior Vice President of ALLIED Mutual since 1994. He serves in a similar capacity in each of AMCO, ALLIED Property and Casualty, and Depositors. Mr. Rasmussen had previously been Vice President of Underwriting of ALLIED Mutual, AMCO, ALLIED Property and Casualty, and Depositors since 1986. He has been employed by ALLIED Mutual since 1974 holding a variety of underwriting and managerial positions.

     Steven P. Larsen, age 38, has been Vice President of Claims of ALLIED Mutual, AMCO, ALLIED Property and Casualty, and Depositors since 1993. Mr.
Larsen joined ALLIED in 1991 as Assistant Vice President-Claims Legal. Previously, he was employed by United Services Automobile Association as Claims Counsel since 1985.

     Edward E. Sullivan, age 39, became Vice President of Marketing of ALLIED Mutual, AMCO, ALLIED Property and Casualty, and Depositors in 1995. Mr. Sullivan had been President of ALLIED Group Insurance Marketing Company since 1993. Previously, he was operations manager of George Peterson Insurance in Santa Rosa, California, and an account executive at Johnson & Higgins in San Diego, California. From 1987 to 1992, Mr. Sullivan was a branch manager with Maryland Casualty in San Diego, California.

     W. Kim Austen, age 40, has been Regional Vice President for the regional office in Des Moines, Iowa since 1994 for ALLIED Mutual, AMCO, ALLIED Property and Casualty, and Depositors. He had previously been Regional Vice President for the regional office in Lincoln, Nebraska since 1992, the Regional Vice President of the regional office in Denver, Colorado since 1990, and underwriting manager for the Des Moines Regional Office since 1986.

     Steve A. Biggi, age 48, has been Regional Vice President at the regional office in Santa Rosa, California since 1981 for ALLIED Mutual, AMCO, ALLIED Property and Casualty, and Depositors. He joined ALLIED Mutual in 1974.

     James J. Hagenbucher, age 35, has been Regional Vice President for the regional office in Denver, Colorado since 1992 for ALLIED Mutual, AMCO, ALLIED Property and Casualty, and Depositors. Previously, he was a marketing manager having been employed by the ALLIED companies since 1987.

     Michael L. Pollard, age 43, has been Regional Vice President at the regional office in Lincoln, Nebraska since 1994 for ALLIED Mutual, AMCO, ALLIED Property and Casualty, and Depositors. He had previously been underwriting manager in the Des Moines Regional Office since 1990 and underwriting manager in the Lincoln Regional Office since 1986.

     Joseph T. Olson, age 58, has been President of Western Heritage since 1986. Prior to 1986, he was employed by Great Global Insurance Company of Arizona and Western Continental. From 1982 to 1984, Mr. Olson served as President of Great Southwest Fire Insurance Company, which was in the business of excess and surplus lines.

     Rolland K. Riley, age 51, has been President of ALLIED Mortgage since 1987. Previously, he was employed by Hawkeye Mortgage Company, a full service mortgage banking company, where he had served as President since 1984.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     As of February 28, 1995, the directors, the executive officers named in the Summary Compensation Table, and the directors and executive officers as a group beneficially owned shares of the ESOP Preferred and Common Stock as set forth below. The issued and outstanding Common Stock, ESOP Preferred, and 6-3/4% Preferred as of February 28, 1995 was 9,031,557 shares, 3,138,210 shares, and 1,827,222 shares, respectively.

                               Amount and Nature of                                                    Voting
                              Beneficial Ownership (1)                 Percent of Class (1)            Percentage
                              ESOP                                    Preferred       Common
Name of Beneficial Owner   Preferred (2)     Common Stock               Stock          Stock
John E. Evans (3)              65,013          314,823                  1.3%            3.5%               2.5%
James W. Callison               -0-             11,139                  -0-              *                  *
Harold S. Carpenter             -0-             28,372                  -0-              *                  *
Charles I. Colby (4)            -0-             11,264                  -0-              *                  *
Harold S. Evans (5)             -0-             19,942                  -0-              *                  *
Richard O. Jacobson             -0-                720                  -0-              *                  *
John P. Taylor                  -0-              8,100                  -0-              *                  *
William E. Timmons              -0-              5,560                  -0-              *                  *
Donald S. Willis                -0-             13,126                  -0-              *                  *
Douglas L. Andersen            14,478           49,265                   *               *                  *
Jamie H. Shaffer (3)           15,091           51,197                   *               *                  *
Rolland K. Riley                4,936            2,792                   *               *                  *
Bob O. Myers (3)               14,419           47,100                   *               *                  *
All directors and
executive officers
as a group (24 persons) (3)  174,631           674,281                  3.5%            7.5%               5.7%



(1) Except as noted, all persons have sole voting and investment power with respect to the shares reported; asterisks indicate ownership of less than 1%.
(2) Shares reported as beneficially owned by executive officers are also reported as owned by the ESOP Trustee. Allocated shares are voted by the ESOP Trustee in accordance with the direction of the ESOP participant. Generally, unallocated shares and allocated shares as to which no direction is made by the participant are voted by the ESOP Trustee in the same percentage as the allocated shares as to which directions are received by the ESOP Trustee.
(3) Includes the following number of shares which the following persons have the right to acquire within 60 days of February 28, 1995 pursuant to stock options granted under the ALLIED Group, Inc. Restated and Amended Stock Option Plan, ALLIED Group, Inc. Nonqualified Stock Option Plan, ALLIED Group Executive Equity Incentive Plan, and ALLIED Group, Inc. Long-Term Management Incentive Plan: John E. Evans, 87,345 shares; Jamie H. Shaffer, 18,345 shares; Bob O. Myers 14,021 shares; and all executive officers as a group, 171,388 shares. Also includes shares owed by William G. Stevenson who was an executive officer as of February 28, 1995, but excludes shares owned by Edward E. Sullivan who was not an executive officer as of such date.
(4) Includes 4,000 shares of Common Stock owned by Charles I. Colby & Ruth Colby Trust #1 and Ruth Colby Trust A, of which Charles I. Colby is Trustee and Beneficiary.
(5) Includes 13,646 shares of Common Stock owned by the Bethany Foundation, a nonprofit corporation, of which Harold S. Evans is President.


         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors of the Company (the "Committee") is responsible for establishing and administering the compensation policies which govern annual compensation, stock ownership programs, and employee benefit programs for the executive officers as well as other employees of the Company and its subsidiaries.

Compensation Criteria

     In  making  compensation   determinations,   the  Committee  considers  and
endeavors to attain the following goals:

          1) attract and retain highly qualified and motivated executive officers and employees,
          2) encourage and reward achievement of annual and long-term financial goals and operating plans of the Company, and
          3) encourage executive officers and employees to become stockholders with interests aligned with those of other stockholders.

     The Committee's policy with regard to the compensation of executive officers is to meet the foregoing goals through a combination of base salary, annual bonus, stock ownership, and other benefits with a particular focus on encouraging executive officers to attain individual performance goals that are designed to favorably impact overall Company performance.

Compensation Components

     The basic components of compensation for executive officers, including those individuals listed in the Summary Compensation Table, are in four areas:

     Base Salary: The Committee sets salary ranges annually which are intended to reflect the median level of base pay for comparable positions at companies of similar size and complexity. The Committee reviews salary survey data provided by independent survey consultants and information provided by the Standard and Poor's property-casualty insurance segment. Based on the scope and responsibility of the position in the survey compared to the scope and responsibility of the position at the Company, the Committee determines whether the officer's salary range should be set above or below the median level of the industry. To determine the level of a specific salary within its range, the Committee considers management input regarding the officer's length of service in the position, experience, and management skills in handling short and long range issues. In addition, the Committee reviews the officer's performance during the prior year measured against predetermined corporate and individual plans and objectives set by management.

     Annual Bonus: The Committee believes that a significant portion of management's annual cash compensation should be variable ("at risk") and tied to the Company's financial results. The Short Term Management Incentive Compensation Plan (the "Short Term Plan") is administered by the Committee which annually establishes goals for profit and growth. Depending upon attainment of Short Term Plan goals, executive officers may receive a bonus amount equal to 9-19% of base salary if the minimum profit goal is attained, and up to 36-75% of base salary if both profit and growth goals are maximized. Profit is based on consolidated net income or subsidiary net income as appropriate for measuring the participant's overall contribution to the Company's success. Growth is measured in net written premiums for the property-casualty companies (excluding Western Heritage and crop-hail business). There is no growth component for the executive officers of ALLIED Mortgage and Western Heritage.

     The profit and growth goals are established annually by the Committee. Goals are set to significantly exceed expected profit and growth performance of the industry. The potential total award is weighted toward profit: 75% of the award may come from profit goal attainment (100% in the case of ALLIED Mortgage and Western Heritage), and 25% from growth attainment. No incentive for growth is given if the minimum profit target is not met. The Committee may use its discretion to modify a portion of a participant's award, either upward or downward, based on management's recommendation of the participant's contribution to the achievement of goals.

     Stock Ownership: The Committee believes that a fundamental goal of executive compensation is to encourage and create opportunities for long-term executive stock ownership. Stock ownership guidelines for officers were established by the Committee in 1994. Under the guidelines by the year 2004, the following ownership levels of Company Common Stock should be attained:

        Chief Executive Officer               150,000 -   200,000 shares
        President(s)                           75,000 -   100,000 shares
        Executive and Senior Vice Presidents   50,000 -    75,000 shares
        Key Vice Presidents                    35,000 -    50,000 shares
        Other Officers                         15,000 -    20,000 shares

     In 1994 stockholders approved the Long-Term Management Incentive Plan (the "Long-Term Plan") which provides for the award of stock options (nonqualified and incentive stock options), stock appreciation rights ("SARs"), and shares of restricted stock. The Committee encourages ownership of Company stock through the grant of options to participants in the Long-Term Plan. In determining who will participate and the amount of awards, the Committee selects key management employees, and based on their position, salary, and previous grants, the Committee determines the amount of awards to be given to each participant. Generally, the amount increases with the level of position.

     The Committee intends to make grants of options and SARs on an annual basis and establish a vesting schedule at each grant date. The 1994 option and SAR grants vest in 25% increments on the second, third, fourth, and fifth anniversary of the grant date. In 1994, a combination of 71,500 options and SARs were awarded to 43 participants.

     Restricted stock, also available under the Long-Term Plan, will be awarded by the Committee in 1995 and 1996 to satisfy the awards which otherwise would have been payable in cash under the Performance Unit Plan ("PUP") which was terminated in 1994.

     The Executive Stock Option Plan, from which options were granted prior to 1994, has no more shares available from which to grant options. Participants in that plan have options which vest one-third each year in years 1996, 1997 and 1998.

     Employee Benefits: The Company offers benefit plans such as vacation, medical, life and disability insurance to executive officers on the same basis as offered to all employees. In keeping with the Company's commitment to align employee interests with those of stockholders, employees may acquire shares of stock through the Employee Stock Purchase Plan ("ESPP") and the Employee Stock Ownership Plan ("ESOP"). The ESPP allows employees to purchase stock at 85% of its fair market value, and the ESOP is discussed in note 5 to the Summary Compensation Table in this Proxy Statement. Executive officers are eligible for these programs on the same basis as other employees.

CEO Compensation

     The compensation of the CEO in 1994 includes the above four components. In addition to subjective considerations of Mr. Evans' leadership and effectiveness in dealing with major corporate problems and opportunities, the Committee considers the four components in determining his total compensation. Mr. Evans' base salary in 1993 was very competitive and was not changed by the Compensation Committee for 1994. He received an annual bonus equal to 51.8% of his base pay for achieving 1994 corporate results. Results included an increase in consolidated pretax profit of 17.5%, and a growth rate of 11.3% in net written premiums for the property-casualty pool (including ALLIED Mutual) compared with the estimated industry average of 3.5%. He also was entitled to receive an award in the amount of $118,800 from the PUP based on exceeding goals set for the 1992-1994 performance period. These awards were earned primarily based on the exceptional performance of the Company during 1994. Forbes Magazine, in its January 2, 1995 review of publicly-traded property-casualty companies, ranked the Company 2nd out of 35 companies based on Forbes' latest 12 months return on equity. In addition, the price of the Company's Common Stock outperformed the stocks comprising the NASDAQ insurance index, as indicated in the Stock Performance Graph. In 1994, the Committee granted to Mr. Evans 6,000 shares subject to option and 1,000 shares subject to SARs under the Long-Term Plan.

Tax Deductibility of Executive Compensation

     Section 162(m) of the Internal Revenue Code (the "Code") generally limits to $1 million per individual per year the federal income tax deduction for compensation paid by a publicly-held company to the company's chief executive officer and its other four highest paid executive officers. Compensation that qualifies as performance-based compensation for purposes of Section 162(m) is not subject to the $1 million deduction limitation. Options and stock appreciation rights granted under the Long-Term Plan and options granted under the Executive Stock Option Plan satisfy the requirements for performance-based compensation. The Committee presently does not intend to seek to qualify other components of the Company's incentive compensation for executive officers as performance-based compensation under Section 162(m) of the Code, such as the Short Term Plan. However, the Committee currently does not anticipate that any executive officer will be paid compensation from the Company in excess of $1 million in any year (including amounts that do not qualify as performance-based compensation under the Code), and accordingly, the Committee anticipates that all amounts paid as executive compensation will be deductible by the Company for federal income tax purposes.

COMPENSATION COMMITTEE
        James W. Callison
        Charles I. Colby
        Harold S. Evans

                            STOCK PERFORMANCE GRAPH

         The following graph compares the cumulative stockholder return (assuming reinvestment of dividends) to the holders of Common Stock, a broad equity market index (Index for NASDAQ Stock Market), and a peer group index (Index for NASDAQ Insurance Stocks), during the five-year period ended December 30, 1994. The stock performance graph assumes $100 was invested on December 29, 1989. The lines represent monthly index levels derived from compounded daily returns that include all dividends. The indexes are reweighted daily, using the market capitalization on the previous trading day. If the monthly interval (based on the fiscal year end) is not a trading day, the preceding trading day is used.


























Symbol                                                  12-29-89    12-31-90    12-31-91    12-31-92    12-31-93    12-30-94
         Company                                           100        98.0        135.0       258.9       326.6        315.1

         NASDAQ Stock Market (U.S. Companies)              100        84.9        136.3       158.6       180.9        176.9

         NASDAQ Insurance Stocks                           100        84.7        119.4       161.6       172.8        162.7
         (SIC 6310-6319, 6330-6339,
          U.S. and Foreign Companies)

                       COMPENSATION OF EXECUTIVE OFFICERS

         All employees are directly employed by the Company. The Company leases employees to all of its subsidiaries and to ALLIED Mutual and certain of its subsidiaries. For the years indicated, the following table shows the compensation paid to John E. Evans (President of the Company until December 14, 1994 and Chairman of the Company) and the four most highly compensated executive officers of the Company during 1994, for services rendered in all capacities to the Company, its subsidiaries, and to ALLIED Mutual and its subsidiaries.


                           Summary Compensation Table

                                                                                                                 All Other
                                         Annual Compensation                 Long-Term Compensation             Compensation (5)
                                                                              Awards             Payouts

                                                                               Securities
                                                                               Underlying           LTIP
Name and Principal Position          Year     Salary (1)    Bonus (2)       Options/SARs(3)     Payouts (4)

John E. Evans (6)                    1994      $500,000      $258,373              7,000          $118,800             $13,500
  Chairman of Company                1993       500,000       263,176               -0-            168,750              21,225
  and Former President               1992       475,962       315,200               -0-            134,236              20,597
  of Company

Douglas L. Andersen                  1994      $224,155      $134,291              7,000          $ 22,200             $12,000
  President (Property-Casualty)      1993       154,500        77,173             20,000            30,900              18,927
  of Company and President           1992       132,000       100,110               -0-             24,119              16,017
  of AMCO, ALLIED Property
  and Casualty, Depositors,
  and ALLIED Mutual

Jamie H. Shaffer                     1994      $163,846      $ 78,000              3,500          $ 24,900             $13,500
  President (Financial) of           1993       152,077        58,000                -0-            35,100              21,225
  Company and Treasurer of           1992       142,847        68,000                -0-            27,276              18,387
  Company, AMCO, ALLIED
  Property and Casualty,
  Depositors, and
  ALLIED Mutual

Rolland K. Riley                     1994      $167,240      $100,344                -0-              --               $10,500
  President of                       1993       152,037        91,573                -0-              --                16,561
  ALLIED Mortgage                    1992       138,216        83,568                -0-              --                11,932

Bob O. Myers                         1994      $142,000      $ 55,000              3,500          $ 21,100             $12,000
  Vice President of Company          1993       134,000        67,152                -0-            29,700              17,585
  and President of AGIS              1992       123,000        60,049                -0-            23,867              17,170


(1) Includes 401(k) deferred compensation pursuant to the Company's Savings and Investment Plan.
(2) Amounts shown were earned in the year as indicated but paid in the following year. Payments were made pursuant to the Short Term Management Incentive Compensation Plan.
(3) See "Option/SAR Grants in Last Fiscal Year" for a description of the terms and conditions of the option and SAR grants.
(4) For 1992 and 1993, amounts shown were earned based on performance over a three-year period ending in year indicated but paid in the following year. Payments were made pursuant to the Long-term Management Incentive
     Compensation Plan (also known as the Performance Unit Plan) which was discontinued in 1994. For 1994, amounts shown reflect the value of shares of restricted stock which will be awarded in 1995 to satisfy prorated cash awards to which the participants were entitled for the three-year period ending 1994. Mr. Evans will receive his 1994 award in cash rather than restricted stock since his employment terminated due to retirement on December 31, 1994. Mr. Riley was not an eligible participant under a long-term plan.
(5) Amounts shown reflect contributions made by the Company under The ALLIED Group Employee Stock Ownership Plan ("ESOP") which is a defined contribution retirement plan covering all eligible Company employees. The amount of employer contribution is based on a percentage of annual pay (capped at $150,000) and calculated as follows: less than 6 years of service, 6% of pay; 6 years but less than 11 years, 7% of pay; 11 years but less than 21 years, 8% of pay; and for 21 years or more, 9% of pay. Shares of ESOP Preferred, based on the employer contribution, are allocated each year to employee accounts at fair market value as of December 31 of each year. The shares of ESOP Preferred and the employee accounts are held in trust by the ESOP Trustee, State Street Bank and Trust Company. The vested value of a participant's account under the ESOP becomes payable upon retirement after reaching age 55, termination of employment, permanent disability, or death. Full vesting occurs after the completion of five years of service. The method of payment of the vested value of an account is made in cash or shares of the Company's Common Stock.
(6) ALLIED Mutual maintains an irrevocable trust for the benefit of the officers who were participants in the nonqualified excess benefit plan which was terminated in 1989. As a participant, John E. Evans' interest in the irrevocable trust was 276,966 shares of Common Stock as of December 31, 1994. The trustee maintains the shares in the Company's Dividend Reinvestment and Stock Purchase Plan under which dividends are reinvested in Common Stock. The shares remain subject to the claims of creditors of ALLIED Mutual. The participants have assumed the risk of future depreciation in value and will benefit from any future appreciation in value of such shares. The assets of the trust will be distributable to the participants in fifteen annual installments commencing on the first business day of January following the participant's retirement.


                     Option/SAR Grants in Last Fiscal Year

     The following table summarizes certain information regarding options and SARs granted during 1994 to the named executive officers.

                                                                      Individual Grants                            Potential
                                                                                                               Realizable Value at
                                                                                                                  Assumed Annual
                                                                                                               Rates of Stock Price
                                                                                                                   Appreciation
                                                                                                                for Option Term (2)
                                     Number of                % of Total
                                    Securities               Options/SARs
                                    Underlying                Granted to
                                   Options/SARs              Employees in      Exercise or Base    Expiration
       Name                         Granted (1)               Fiscal Year        Price ($/Sh)         Date        5%($)     10%($)
John E. Evans              6,000 (options)/1,000 (SARs)          9.8%               $24.25          1/1/98       $22,513   $ 51,944
Douglas L. Andersen        6,000 (options)/1,000 (SARs)          9.8%               $24.25          3/31/04    $     780   $123,094
Jamie H. Shaffer           3,000 (options)/  500 (SARs)          4.9%               $24.25          3/31/04    $     390   $ 61,547
Rolland K. Riley                    -0-                          --                 --              --         --          --
Bob O. Myers               3,000 (options)/  500 (SARs)          4.9%               $24.25          3/31/04    $     390   $ 61,547

(1) These options and SARs will vest and become exercisable as follows: 25% as of 3/31/96; 50% as of 3/31/97; 75% as of 3/31/98; and 100% as of 3/31/99.
     The options and SARs are independent of each other and were granted as indexed options and indexed SARs. Accordingly, the exercise price will increase over $24.25 per share at a rate of 10% per year, such increase to commence one year from the date the option or SAR vests.
(2) These amounts represent assumed rates of stock price appreciation of 5% and 10% which are specified in applicable federal securities regulations. The actual value, if any, an executive officer may realize depends on the market value of the Common Stock at a future date. There is no assurance that the value realized by an executive officer will be at or near the values set forth in the table.


  Aggregated Option/SAR Exercises In Last Fiscal Year And FY-End Option Values

     The following table summarizes certain information regarding options exercised during 1994 and presents the value of unexercised options and SARs held at December 31, 1994.

                                                                          Number of Securities            Value of Unexercised
                                                                         Underlying Unexercised        In-the-Money Options/SARs
                                                                         Options/SARs at FY-End               at FY-End (1)

                           Shares Acquired                                  Exercisable (E)/               Exercisable (E)/
      Name                  on Exercise          Value Realized (1)         Unexercisable (U)              Unexercisable (U)

John E. Evans                   -0-                   -0-                 81,345 (E)/7,000  (U)        $1,325,964 (E)/$4,375  (U)
Douglas L. Andersen             -0-       \           -0-                 27,000 (U)                   $    4,375 (U)
Jamie H. Shaffer                -0-                   -0-                 18,345 (E)/3,500  (U)        $  297,341 (E)/$2,187  (U)
Rolland K. Riley (2)            -0-                   -0-                 --                           --
Bob O. Myers                    3,824                 $76,511             14,021 (E)/3,500  (U)        $  227,256 (E)/$2,187  (U)

(1) Values are calculated by determining the difference between the fair market value of the Common Stock and the exercise price of the options and SARs on the exercise date or at fiscal year end, as appropriate. The fair market value (average of the high and low as reported on NASDAQ) as of December 30, 1994 was $24.875 per share.
(2) Rolland K. Riley, President of ALLIED Mortgage, has an option to purchase 8,152 shares of common stock of ALLIED Mortgage pursuant to the ALLIED Group Mortgage Company Nonqualified Stock Option Plan (the "Plan"). Because the stock is not publicly traded, there is no readily ascertainable fair market value. The Plan states that if at least 51% of ALLIED Mortgage's common stock is sold to a nonaffiliated purchaser, Mr. Riley has 90 days to exercise his option. If the exercise is caused by the sale of at least 51% of ALLIED Mortgage's common stock to a nonaffiliated purchaser, the fair market value of each share at the date of exercise shall be the average per share purchase price paid by the nonaffiliated purchaser. If the exercise of the option occurs pursuant to any other event, the fair market value of each share at the date of exercise shall be determined by mutual agreement of ALLIED Mortgage and the participant, or if they cannot agree, then the issue shall be referred to arbitration. The options continue to be
     exercisable  for  a  certain  period  of  time  following   termination  of
     employment of Mr. Riley. Once Mr. Riley has exercised the option and acquired the shares of stock, there are certain events upon which Mr. Riley must dispose of the shares. The Plan states that a participant is obligated to sell all shares of ALLIED Mortgage stock upon (i) the sale of 51% of ALLIED Mortgage's common stock to a nonaffiliated purchaser or (ii) the termination of the participant's employment due to death, retirement, or other termination. In addition, prior to the participant selling any of the shares of ALLIED Mortgage stock, the participant must give the Company the right to purchase such shares first.


      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's executive officers and directors and persons who own more than 10% of a registered class of the Company's equity securities file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based on a review of the reports, during the fiscal year ended December 31, 1994, all Section 16(a) filing requirements applicable to its officers, directors, and greater than 10% beneficial owners were complied with, except that a report covering one transaction was filed late by Richard O. Jacobson.


                     CERTAIN TRANSACTIONS AND RELATIONSHIPS

Intercompany Operating Agreement

     The Company is party to an Intercompany Operating Agreement ("IOA") with ALLIED Life Financial Corporation ("ALFC") and ALLIED Mutual and each of their respective subsidiaries. The IOA extends through December 31, 2004 after which it may be terminated on two years notice given after December 31, 2002 by any party, and contains a change of control provision. In the event of a change of control (whenever ownership of 50% or more of the voting stock of the Company or ALFC is acquired by an nonaffiliated party) of the Company or ALFC, the other party or ALLIED Mutual may (i) terminate it upon six months notice; (ii) extend the term for up to ten additional years beyond 2004; or (iii) allow the IOA to continue in effect without change. The IOA provides for the continued
availability of office space, marketing services, and computer and other facilities generally as they have been provided among the affiliates in the past. The Company leases to ALLIED Mutual the employees utilized in ALLIED Mutual's operations (except ALFC's operations) for a fee and reimbursement of personnel costs based on certain allocation methods. The Company is obligated to provide the entire requirements for employees of ALLIED Mutual and its subsidiaries (other than ALFC), but ALLIED Mutual reserves the right to hire employees independently rather than leasing them from the Company. The Company has the right to determine the compensation and benefits of all leased employees. However, if the Company wishes to adopt or amend any employee benefit plan or program and pass on the increased costs thereof with respect to employees leased by ALLIED Mutual, it must obtain the approval of ALLIED Mutual (or a joint Compensation Committee consisting of directors of the Company and ALLIED Mutual). The IOA contains a covenant not to compete that binds each of the Company, ALFC, and ALLIED Mutual not to engage in a business that competes with the products or markets of any other party or such party's subsidiaries for the term of the IOA and five years thereafter. Any disputes regarding the use or occupancy of facilities or the terms on which property is leased or used are to be referred to the Coordinating Committee for resolution. Decisions of the Coordinating Committee must be unanimous and are binding on the parties. If an issue is not resolved by the Coordinating Committee, it will be submitted to arbitration. In such arbitration, each party to the dispute selects one arbitrator, and if such dispute involves only two parties, such arbitrators select a third arbitrator.

     During 1994, the Company received revenues of $2,414,504 for employees leased to ALLIED Mutual and certain of ALLIED Mutual's subsidiaries, substantially all of which represented cost reimbursement. The IOA also provides for the leasing by ALLIED Mutual to the Company of substantially all of the office space utilized by the Company and the provision of data processing services by the Company to ALLIED Mutual. The Company paid to ALLIED Mutual rent expense for office space of $3,799,815 for the year ended December 31, 1994. ALLIED Mutual, the Company, and ALFC share agency forces as well as other services and facilities.


Pooling Agreement

     ALLIED Mutual and the Company's three property-casualty subsidiaries, AMCO, ALLIED Property and Casualty, and Depositors, are parties to a reinsurance pooling agreement in which the Company's subsidiaries in the aggregate were 64% participants in 1994. The pooling agreement provides that ALLIED Mutual, ALLIED Property and Casualty, and Depositors cede to AMCO (the pool administrator) premiums, losses, allocated loss settlement expenses, commissions, premium taxes, service charge income, and dividends to policyholders and assume from AMCO an amount of the pooled property-casualty business equal to their participation in the pooling agreement. The agreement provides that AMCO will pay certain underwriting expenses, unallocated loss settlement expenses, and premium collection expenses for all of the pool participants and receive a fee equal to a specified percentage of premiums as well as a contingent fee based on the attainment of certain combined ratios from each of the pool participants. AMCO charges each of the other pool participants 12.85% of written premiums for underwriting services, 7.25% of earned premiums for unallocated loss settlement expenses, and 0.75% of earned premiums for premium collection services. During 1994, ALLIED Mutual paid AMCO $50,449,437 in pooling fees.

Management Information Services Agreement

     The Company, ALLIED Mutual, ALFC, and other affiliated companies are parties to a Management Information Services Agreement with ALLIED Group Information Systems, Inc. ("AGIS"), a wholly-owned subsidiary of AMCO. Under the terms of the Management Information Services Agreement, AGIS provides certain computer services, printing, equipment leasing, and mail and communication services to affiliates on a fee basis. The agreement terminates on December 31, 2004 and has an extension provision and a change of control provision similar to that in the IOA described above. Any disputes under this agreement are to be referred to the Coordinating Committee for resolution. Decisions of the Coordinating Committee must be unanimous and are binding on the parties. If an issue is not resolved by the Coordinating Committee, it will be submitted to arbitration. In such arbitration, each party to the dispute selects a party arbitrator (and if such dispute involves only two parties, such arbitrators select a third arbitrator), provided that if there are more than three parties to a dispute, each of ALLIED Mutual, ALFC, and the Company appoints an arbitrator. Amounts paid to AGIS by ALLIED Mutual and its subsidiaries under this agreement were $2,322,415 for the year 1994.

Joint Marketing Agreement

     AMCO, ALLIED Property and Casualty, and Depositors are parties to the ALLIED Group Joint Marketing Agreement ("JMA") with ALLIED Mutual and ALLIED Life Insurance Company ("ALLIED Life"). The JMA requires ALLIED Mutual and the Company's property-casualty subsidiaries to promote to their customers and agents the sale of the products of ALLIED Life. The JMA provides for payment by ALLIED Life of an annual access fee of $100,000, plus an annual new production incentive fee ("NPIF"), calculated based on the percentage increase from the preceding year of production of premiums for ALLIED Life by the independent property-casualty agencies representing ALLIED Mutual, AMCO, ALLIED Property and Casualty, and Depositors ("ALLIED agencies"). The annual NPIF is not payable unless premium production increases by at least 10% over the prior year and is capped at an increase of 25% over the prior year. Amounts paid by ALLIED Life to AMCO (as pool administrator) for the year 1994 were $100,000. The JMA also provides for joint systems development, including joint data bases of customers and agents, multiple account billing systems, marketing plans and promotions, and other systems to be developed. Development costs are to be allocated on a mutually agreeable basis reflecting projected and actual utilization of the systems.

     The JMA continues to the year 2008 and continues thereafter subject to termination on two years notice given by any party. The JMA contains non-compete provisions structured along product lines which are applicable during the term of the JMA and for a period of ten years thereafter. Such non-compete provisions prevent ALLIED Mutual and the property-casualty subsidiaries of the Company from selling life insurance or annuities in the states where ALLIED Life now sells these life products (or on termination of the JMA, any states where the life insurance and annuity products are sold by ALLIED Life). ALLIED Mutual and the property-casualty subsidiaries, which are not licensed to sell life insurance or annuity products, do not operate in all the states in which ALLIED Life operates. The JMA non-compete also prevents ALLIED Life from offering property-casualty products in states in which ALLIED Mutual and the property-casualty subsidiaries of the Company now operate. In the event of a change of control (whenever ownership of 50% or more of the voting stock of the Company, ALLIED Life, ALFC, or any of the other parties to the JMA is acquired by a nonaffiliated party) of one of the parties to the JMA, the other parties to the JMA may (i) terminate it upon six months notice; (ii) extend the term for up to ten additional years beyond 2008; or (iii) allow the JMA to continue in effect without change. Disputes are to be resolved by a Coordinating Committee made up of the two members of each of the coordinating committees of the Company, ALFC, and ALLIED Mutual, if possible, and, if not, then by arbitration. In such arbitration, one arbitrator will be appointed jointly by ALLIED Mutual and the Company's property-casualty subsidiaries and a second arbitrator will be appointed by ALFC. Both arbitrators so selected will jointly select a third arbitrator.

Other Arrangements and Transactions

     The Company and ALLIED Mutual are parties to a Stock Rights Agreement, which is described in note 2 to the table in "Voting Securities and Principal Stockholders." The Company and John E. Evans, Chairman and a Director, are parties to a Consulting Agreement which is described under "Compensation of the Members of the Board of Directors and the Director Purchase Plan."

     Throughout the year, the Company and its subsidiaries invest excess cash in an investment fund with other affiliated companies. AID Finance Services, Inc., a wholly-owned subsidiary of ALLIED Mutual, is the administrator of the fund in which affiliated companies may make investments on a short-term basis. The fund was established to concentrate short-term cash in a single account to maximize yield. At December 31, 1994, $4,020,650 was invested in the fund by the Company and its subsidiaries, which is carried as a short-term investment. Interest earned by the Company and its subsidiaries from the fund during 1994 was $185,175.

     ALLIED Group Insurance Marketing Company (a wholly-owned subsidiary of AID Finance Services, Inc.) markets insurance products for Depositors on a Commission basis, and the Company's share of commissions paid to ALLIED Group Insurance Marketing Company was $2,076,197 for the year ending December 31, 1994.

     The Company paid premiums to ALLIED Life for term life insurance on the Company's employee group in the amount of $430,170 in 1994. MidAmerica Financial Corp., which was 20% owned by AMCO until June 1, 1994, generated $3.9 million in annuity premiums for the five month period ending June 1, 1994.

     The property-casualty subsidiaries of the Company paid premiums to ALLIED Mutual in the amount of $1,866,398 in 1994 for ALLIED Mutual's participation in a reinsurance agreement with American Re-Insurance Company.

     On December 31, 1994, State Street Bank and Trust Company, as ESOP Trustee, purchased 22,223 shares of Series C and D ESOP Preferred from the Company for $825,000.

     AMCO administers many of the bank accounts for the affiliated ALLIED companies. During the fiscal year 1994, AMCO issued checks in payment of certain transactions between affiliated ALLIED companies and the companies of certain directors of the Company. During 1994, ALLIED Jet Center, Inc., a subsidiary of ALLIED Mutual, paid $354,982 for fuel to Superior Gas and Chemical, Inc., of which Harold S. Carpenter, a director of the Company, is President. During 1994, ALLIED Mutual, as owner of the ALLIED office buildings, paid $2,311,391 for construction services to Taylor Ball, of which John P. Taylor, a director of the Company, is CEO and Chairman. It is anticipated that in 1995 ALLIED Mutual will continue to use the construction services of Taylor Ball and that AMCO will issue the checks on behalf of ALLIED Mutual in payment for the construction services.

     During the year ended December 31, 1994, ALLIED Mutual, the Company, and its subsidiaries paid $843,870 in fees and media costs to J.D. Evans & Associates, of which Julie Evans (daughter of John E. Evans) is a stockholder.

     Donald S. Willis, a director of the Company, is a majority stockholder of Willis and Moore, Inc., a general insurance agency. During 1994, ALLIED Mutual, AMCO, ALLIED Property and Casualty, and Depositors paid $298,948 in property-casualty commissions and profit share to Willis and Moore, Inc. These commissions and profit share were paid on the same basis and terms as those paid to unrelated agencies.

     During 1994, the law firm of Patterson, Lorentzen, Duffield, Timmons, Irish, Becker & Ordway, of which William E. Timmons, a director, is a partner, received $61,719 in providing the legal defense for some insurance claims under policies issued by ALLIED Mutual, AMCO, ALLIED Property and Casualty, and Depositors.

     During 1994, directors and executive officers of the Company purchased insurance, obtained residential mortgages, or leased assets from the Company or its subsidiaries on terms comparable to those offered in the normal course of business to nonaffiliated customers. In addition, corporations to which Company directors are executive officers purchased insurance from the Company, its subsidiaries, and ALLIED Mutual in the ordinary course of business during 1994.




                                 OTHER BUSINESS

     The Board of Directors of the Company knows of no matters to be presented at the Annual Meeting other than those which have been discussed above. However, if any matters properly come before the meeting, or any adjournment thereof, it is intended that the persons named in the enclosed Proxy will vote on such matters in their discretion.



                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     KPMG Peat Marwick LLP, 2500 Ruan Center, Des Moines, Iowa 50309, were the auditors for the Company for the year ended December 31, 1994.

     The Audit Committee of the Board of Directors of Company approved in advance, or has subsequently approved, all audit and non-audit related services provided by KPMG Peat Marwick LLP and also considers the possible effect of such services on the auditors' independence. Audit services performed by KPMG Peat Marwick LLP for the year ended December 31, 1994 consisted of the examination of the financial statements of the Company and its consolidated subsidiaries, assistance and consultation concerning Securities and Exchange Commission filings, and consultation in connection with various audit-related accounting matters.

     A representative of KPMG Peat Marwick LLP will be present at the Annual Meeting on May 9, 1995. The representative will have the opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions of the stockholders.

                                  SOLICITATION

     The Company will bear the cost of the solicitation of proxies. In addition to solicitation by mail, the Company may request banks, brokers, and other custodians, nominees, and fiduciaries to send proxy materials to beneficial owners and to request voting instructions, if any. The Company reimburses them for their expense in so doing. Officers and regular employees of the Company may solicit proxies personally or by mail, telephone, or telegraph at no additional compensation.


                      SUBMISSION OF STOCKHOLDER PROPOSALS

     In order to be considered for inclusion in the Company's Proxy Statement for the Company's Annual Meeting of Stockholders to be held in 1996, stockholder proposals must be received by the Company on or prior to November 30, 1995. Such proposals should be directed to the Secretary of the Company, 701 Fifth Avenue, Des Moines, Iowa 50391-2000.

     The Company will provide without charge to each stockholder, upon a written request, a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1994. Such requests should be directed to the Secretary of the Company, 701 Fifth Avenue, Des Moines, Iowa 50391-2000.




FORM # 11329 (04-95) 00

                          APPENDIX TO PROXY STATEMENT
                                  PROXY CARD



PROXY                         ALLIED GROUP, INC.                          PROXY

        Annual Meeting of Stockholders, May 9, 1995 --9:00 a.m., CDT
         This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints John E. Evans, Jamie H. Shaffer, and George T. Oleson, and any one of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote all of the shares, as designated on the reverse side of this card, of Common Stock of ALLIED Group, Inc. held of record by the undersigned on March 2, 1995 at the Annual Metting of Stockholders to be held on May 9, 1995 or at any adjournment thereof.

This is a revocable proxy that when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for all directors listed in Item 1 and in the descretion of the Proxies as to Item 2.

              PLEASE MARK, SIGN, DATE AND MAIL PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                  (Continued and to be signed on reverse side.)



                               ALLIED GROUP, INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]

[                                                                              ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

1. Election of Directors for three-year term --
   Nominees: James W. Callison, Richard O. Jacobson, and John P. Taylor.

         FOR    WITHHOLD    FOR ALL (Except Nominee(s) written below)

         [ ]      [ ]         [ ]   ---------------------------------


2. The Proxies, in their discretion, are authorized to vote upon such other business as may properly come before the meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting and a Proxy Statement dated March 29, 1995.
                                                   Dated:_________________, 1995

                                    Signature(s)_______________________________

                                    --------------------------------------------
                                    Please sign exactly as name appears  hereon.
                                    Joint   owners   should  each  sign.   Where
                                    applicable, indicate official position or representative capacity.